                                                            Exhibit 1.1
                                                            WLR&K DRAFT: 7/04/01







                                    FORM OF

                          AT&T WIRELESS SERVICES, INC.

                                __________ SHARES

                    AT&T WIRELESS SERVICES, INC. COMMON STOCK
                            PAR VALUE $.01 PER SHARE



                             UNDERWRITING AGREEMENT



                                  JULY 6, 2001

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

As Representatives of the Several Underwriters
     Named in Schedule I hereof

Dear Sirs and Mesdames:

     The undersigned, Credit Suisse First Boston Corporation and Goldman, Sachs & Co. (each, a "Selling Stockholder" and collectively, the "Selling Stockholders"), each hereby confirm their agreement with AT&T Wireless Services, Inc., a Delaware corporation (the "Company") and each of the Underwriters named in Schedule I hereof, as follows:

     1. Underwriters and Representatives. The term "Underwriters" as used herein shall mean the firms and corporations named in Schedule I hereof, and the term "Underwriter" shall mean any one of such firms or corporations. The terms "Underwriters," "persons," "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "Representative" shall mean Credit Suisse First Boston Corporation and Goldman, Sachs & Co. who by signing this Agreement represent that they have been authorized by each Underwriter to execute this Agreement on behalf of such Underwriter and to act for such Underwriter in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint.

     2. Description of Securities. The Selling Stockholders propose to sell an aggregate of ____________________ shares of AT&T Wireless Services, Inc. Common Stock, par value $.01 per share (the "Common Stock"), to the Underwriters. Each share of Common Stock will have attached thereto one right (collectively, the "Rights") to purchase one-hundredth of a share of junior preferred stock, par value $.01 of the Company. The Rights have been issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of June 18, 2001 between the Company and EquiServe Trust Company, N.A., as Rights Agent.

     3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-60472) on Form S-1, including a prospectus relating to the Common Stock, which has become effective under the Securities Act of 1933, as amended (the "Act"). The term "Registration Statement" means the Registration Statement as amended to the date hereof including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Act, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Common Stock. The term "preliminary prospectus" means any preliminary prospectus relating to the Common Stock used prior to the effectiveness of the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. As used herein, Registration Statement, Prospectus and preliminary prospectus shall include in each case the material incorporated by reference therein, if any.

          (b) (i) Each part of the Registration Statement (including the material incorporated by reference therein, if any) when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (iii) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon written information furnished to the Company by or on behalf of any Underwriter or any Selling Stockholder specifically for inclusion therein.

          (c) The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.

          (d) All of the shares of AT&T Wireless Services, Inc. common stock, par value $.01 per share, issued and outstanding at the time of closing (including the Common Stock) will, at the time of closing, be duly and validly authorized and issued, fully paid and non-assessable and, solely with respect to the general corporation laws of the State of Delaware and the certificate of incorporation of the Company as in effect at the time of closing (the "Certificate of Incorporation"), free of preemptive rights.

          (e) Neither the sale of the Common Stock nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or the Certificate of Incorporation or the by-laws, or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties, and, except for the registration of the Common Stock under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Common Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, compliance by the Company with the provisions of or consummation of the transactions contemplated by, this Agreement.


          (f) The Separation and Distribution Agreement, and each of the Ancillary Agreements (as defined therein) that have been filed as exhibits to the Registration

     Statement, in each case between AT&T Corp. ("AT&T") and the Company (collectively, the "Separation Agreements"), has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company.


          (g) The compliance by the Company with all of the provisions of each of the Separation Agreements will not conflict with or result in a breach or the violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or the by-laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, and compliance by the Company with, the provisions of each of the Separation Agreements (except for such consents, approvals, authorizations, orders, filings, registrations and qualifications of which the failure to obtain would not have a material adverse effect on the Company and its subsidiaries taken as a whole).

          (h) The financial statements, together with related schedules and notes, included in or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the combined financial position, results of operations and changes in financial position of the Company as discussed in the footnotes to the financial statements on the basis stated in the Registration Statement and in the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and derived from the books and records of the Company.

     4. Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and, with respect to
Section 4(b), the Company, that:


          (a) Such Selling Stockholder has and at the time of closing will have valid and unencumbered title to the Common Stock to be delivered by such Selling Stockholder at the time of closing; and upon the delivery of and payment for the Common Stock at the time of closing, the Underwriters will acquire valid and unencumbered title to the Common Stock to be delivered by such Selling Stockholder at the time of closing.

          (b) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such preliminary prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

     5. Purchase and Sale of Common Stock. On the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a price of $_____ per share (the "purchase price"), that number of shares of Common Stock set forth opposite the name of such Selling Stockholder or Underwriter, as the case may be, on Schedules I and II hereto, respectively.

     6. Closing. Delivery of, and payment of the purchase price for, the shares of Common Stock which the Underwriters severally agree to purchase shall be made at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 9:00 a.m., New York City time, on July 11, 2001 or at such other place or time on the same or such other day as shall be agreed upon by the Company, the Selling Stockholders and the Representatives; provided that the place and time of closing shall be at the same place as, and on the same day as and promptly after, the closing of the exchange of indebtedness of AT&T for shares of Common Stock contemplated by those certain Exchange Agreements, dated as of the date hereof, between AT&T and each Selling Stockholder, and, in each case, solely with respect to certain sections thereof, the Company. The time and date for such payment and delivery are herein referred to as the "time of closing." At the time of closing, the Selling Stockholders will deliver the shares of Common Stock, registered in such names and in such authorized denominations as the Underwriters shall have specified not less than two business days prior to the time of closing, against payment therefor as provided in Section 7 hereof, through the facilities of the Depository Trust Company to the Representatives for the respective accounts of the Underwriters.

     The Selling Stockholders agree to make the shares of Common Stock available to the Representatives for examination at a place to be mutually agreed upon, not later than 2:00 p.m. on the business day next preceding the time of closing.

     Unless this Agreement is terminated in accordance with any of its provisions, a default by any of the Underwriters shall not relieve any other Underwriter from its obligation to purchase the shares of Common Stock which it has agreed to purchase.


     7. Payment. At the time of closing, the Selling Stockholders will cause the shares of Common Stock to be delivered to the Representatives against payment to the Selling

Stockholders of the purchase price of such Common Stock in Federal or other funds immediately available.


     8. Covenants of the Company. The Company agrees as follows:

          (a) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus of which the Representatives shall not previously have been advised or which shall be disapproved by Davis Polk & Wardwell, which firm is acting as counsel for the Underwriters.

          (b) The Company will deliver to the Representatives a reasonable number of copies of the registration statement as originally filed and of all amendments thereto up to the time of closing. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to the Representatives a reasonable number of copies thereof.

          (c) The Company will advise the Representatives promptly (confirming such advice in writing) of any official request made by the Commission for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. The Company will use reasonable efforts to prevent the issuance of any such stop order and, if such a stop order should be entered, the Company will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

          (d) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement, the issuance and delivery of the Common Stock and the printing of the copies of any preliminary prospectus and of the Prospectus to be furnished as provided in the first sentence of subparagraph (f) below; and will pay any taxes on the issuance of the Common Stock, but will not pay any transfer taxes. The Company will not be required to pay any amount for any expenses of the Representatives or any of the Underwriters, except the cost of mailing to the Underwriters copies of the Registration Statement and all amendments thereto, the preliminary prospectuses and the Prospectus, and except as provided by subparagraph (e) below. The Company will not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.


          (e) The Company will use all reasonable efforts to qualify the Common Stock, or to assist in the qualification of the Common Stock by or on behalf of the Representatives, for offer and sale under the securities or Blue Sky laws of such states of the United States as the Representatives may designate, and will pay or reimburse the Representatives for counsel fees, filing fees and out-of-pocket expenses in connection with such qualification; provided that the Company shall not be required (i) to qualify as a foreign corporation or to file a general consent to service of process in any state or (ii) to pay, or to incur, or to reimburse the Representatives for, any such expenses if no shares of Common Stock are delivered to and purchased by the Underwriters hereunder because of a default by one or more of the Underwriters or the termination of this Agreement pursuant to Section 11 hereof.


          (f) The Company will furnish to the Representatives or to the respective Underwriters as many copies of the Prospectus as the Representatives or the respective Underwriters may reasonably request for the purposes contemplated by the Act. If, during such period after the first date of the public offering of the Common Stock as, in the opinion of the counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading, the Company will, upon the occurrence of each such event, forthwith at its expense, prepare and furnish to the Representatives or to the respective Underwriters as many copies as the Representatives or the respective Underwriters may reasonably request for the purposes contemplated by the Act of a supplement to or amendment of the Prospectus which will supplement or amend the Prospectus so that, as supplemented or amended, it will not at the date of such supplement or amendment contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. For the purpose of this subparagraph (f), the Company will furnish such reasonable information with respect to itself as the Representatives may from time to time request, and the Representatives, at their own expense, may visit any of the properties of the Company and may inspect the books of account of the Company at any reasonable time. Notwithstanding any of the other provisions of this subparagraph (f), the Company shall not be under any obligation to furnish any supplement to or amendment of the Prospectus on account of any change in, or to include in any amended prospectus any change in, the information furnished to the Company by any Underwriter or Underwriters or by the Representatives on its or their behalf for use in the Prospectus, unless the Representatives have advised the Company in writing of such change and have requested the Company at the expense of such Underwriter or Underwriters to prepare a supplement to or amendment of the Prospectus to reflect such change or to include such change in an amended prospectus.

          (g) The Company will cause to be made generally available to its security holders as soon as practicable, but in any event not later than September 30, 2002, an earnings statement or statements which shall meet the requirements of Section 11(a) of the Act and Rule 158 promulgated thereunder.

     9. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Common Stock shall be subject to the following additional conditions:


          (a) At the time of closing no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission, and the Representatives shall have received a certificate dated the day of closing and signed by a Vice President of the Company to the effect that no such stop order is in effect and, to the knowledge of the Company, no proceedings for such purpose are pending before, or threatened by, the Commission.

          (b) At or prior to the time of closing, the Representatives shall have received from Wachtell, Lipton, Rosen & Katz ("WLRK"), counsel for the Company, an opinion, satisfactory to Davis Polk & Wardwell, to the effect that:

               (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware; and is authorized by its Certificate of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

               (ii) the Company is duly qualified to transact the business in which it is engaged, as set forth in the Prospectus, in each State in the United States in which it operates;

               (iii) the shares of Common Stock delivered at the time of closing have been duly and validly authorized and issued, are fully paid and non-assessable and, solely with respect to the general corporation laws of the State of Delaware and the Certificate of Incorporation, free of preemptive rights;

               (iv) each of this Agreement and the Rights Agreement has been duly authorized, executed and delivered on behalf of the Company and is valid and binding on the Company, except as rights to indemnity and contribution hereunder may be limited under applicable law;

               (v) the Common Stock conforms in all material respects to the description thereof contained in the Prospectus;

               (vi) all consents, approvals, authorizations or other orders of U.S. regulatory authorities legally required for the issuance and sale of the Common Stock to the Underwriters pursuant to the terms of this Agreement, have been obtained, except such as may be required by the securities or Blue Sky laws of the various States in connection with the offer and sale of the Common Stock; and


               (vii) except as to financial statements and schedules and other financial and statistical information contained therein, which such opinion need not pass upon, (A) the Registration Statement when it became effective complied as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder; (B) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, comply, and at the date thereof complied, as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder; and (C) advising that nothing came to such counsel's attention which would lead such counsel to believe (x) any part of the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (y) as of the closing date, the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


     At WLRK's option, the opinion specified in clause (ii) above may be delivered by Gregory P. Landis, Senior Vice President and General Counsel of the Company, in lieu of WLRK.

          (c) At or prior to the time of closing, the Representatives shall have received from Davis Polk & Wardwell an opinion to the effect specified in clauses (i), (iii), (iv) and (vii)(A), (B) and (C) of subparagraph (b) above.



          (d) At the date hereof and at or prior to the time of closing, the Representatives shall have received an executed copy of a letter of PricewaterhouseCoopers LLP, addressed to the Company and to the Representatives and the QIU (as defined below), to the effect that: (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder;
     (ii) the audited financial statements contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) the unaudited pro forma financial statements contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated by the Commission; and (iv) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that there was any change in the capital stock or increase in long term debt of the Company, or any decrease in net assets, from the date of the latest balance sheet which is contained in the Registration Statement, to a date not more than five days prior to the date of such letter or (B) that there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, operating income or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company; provided that, with respect to any of the items specified in clause (iv), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided further, that the letter may vary from the requirements specified in this subparagraph in such manner as the Representatives in their sole discretion may determine to be immaterial or in such manner as may be acceptable to the Representatives.


          (e) At the time of closing, the Representatives shall have received an executed copy of a letter of Arthur Andersen LLP, addressed to the Company and to the Representatives and the QIU, to the effect that: (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder and (ii) the audited financial statements contained in the Registration Statement, insofar as they relate to Vanguard Cellular Systems, Inc. and its subsidiaries, comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder.


           (f) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the

     Registration Statement and the Prospectus there shall not have been, at the time of closing, any material adverse change, financial or otherwise, in the condition of the Company from that set forth in the Registration Statement and the Prospectus; the representations and warranties of the Company herein shall be true at the time of closing; the Company shall not have failed, at or prior to the time of closing, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and the Representatives shall have received, at the time of closing, a certificate to the foregoing effect dated the day of the closing and signed by a Vice President of the Company.


          (g) The New York Stock Exchange shall have approved the Common Stock for listing, subject only to official notice of issuance.

     In case any of the conditions specified above in this Section 9 shall not have been fulfilled, this Agreement may be terminated by the Representatives by delivering written notice of termination to the Selling Stockholders and the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d), (e) and (f) of
Section 8 hereof.

     10. Conditions of the Selling Stockholders' Obligation. The obligation of each Selling Stockholder to deliver the Common Stock upon payment therefor shall be subject to the condition that at the time of closing no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

     In case the condition specified above in this Section 10 shall not have been fulfilled, this Agreement may be terminated by any Selling Stockholder by delivering written notice of termination to the Representatives and the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d), (e) and (f) of Section 8 hereof.

     11. Termination of Agreement. This Agreement may be terminated by the Representatives delivering written notice of termination to the Company and the Selling Stockholders at any time prior to the time of closing, if after the signing of this Agreement (i) trading in securities generally on the New York Stock Exchange shall have been materially suspended or materially limited or minimum prices shall have been established on such Exchange (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), (ii) a banking moratorium shall have been declared by either federal or New York State authorities or (iii) the United States shall have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war which, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Common Stock on the terms and in the manner contemplated in the Prospectus.


     A termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party.

     12. Indemnification and Contribution. (a) The Company agrees to indemnify and hold each Underwriter and ABN AMRO Incorporated in its capacity as a "qualified independent underwriter" within the meaning of Section 2(o) of Rule 2720 of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Common Stock (the "QIU"), and each person, if any, who controls any Underwriter or the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, and liabilities with respect to the Common Stock or any other securities of the Company arising because the Registration Statement, any preliminary prospectus used in connection with the offering of the Common Stock or the Prospectus (if used within the period set forth in Section 8(f) hereof and if used as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or such Underwriter or the QIU) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise furnished in writing by or on behalf of any Underwriter, the QIU or Selling Stockholder for use in connection with any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof, provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Common Stock to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or such Underwriter, but without exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Common Stock to such person.

         (b) Each Underwriter and Selling Stockholder agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, and each person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Common Stock, or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in any such preliminary prospectus or in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise furnished in writing by or on behalf of such Underwriter or Selling Stockholder for use in connection with any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof.


         (c) Each indemnified party under this Section agrees that upon the commencement of any action against such indemnified party in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or
(ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of an action in which one or more Underwriters, the QIU or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.



         (d) If the indemnification provided for in this Section is unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters and the QIU on the other from the offering of the Common Stock and also to reflect where appropriate the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters and the QIU on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Selling Stockholders, the QIU and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, the QIU or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the QIU and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters and the QIU were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (d) shall be deemed to include, subject to the limitations set forth above in this Section 12, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Common Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this subparagraph (d), by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter's obligation to contribute pursuant to this subparagraph (d) is several in an amount which shall bear the same proportion to the number of shares of Common Stock set forth opposite the name of such Underwriter in Schedule I.


     13. Miscellaneous. This Agreement shall inure to the benefit of the Company, its directors, its officers who sign the registration statement, the Selling Stockholders, the several Underwriters and each controlling person referred to in Section 12 hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Common Stock from any of the several Underwriters.

     14. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a nationally recognized courier service to the parties at the following address or sent by electronic transmission to the telecopier numbers specified below:


     If to the Underwriters, unless otherwise provided, to the Representatives, in care of:

[               ]



     If to Credit Suisse First Boston Corporation, in its capacity as Selling Stockholder, to:

[               ]


     If to Goldman, Sachs & Co., in its capacity as Selling Stockholder, to:


                                       Goldman, Sachs & Co.
                                       Registrant Department
                                       1 Liberty Plaza, 7th Floor

     If to the Company to:

                                       AT&T Wireless Services, Inc.
                                       7277 164th NE
                                       Redmond, WA 98052
                                       Attn:  General Counsel
                                       Telecopier: 425-580-8333

     15. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

     16. Survival Clause. Except with respect to any Underwriter who is in default within the meaning of Section 6 hereof, the indemnity and contribution agreement contained in Section 12 hereof and the representations and warranties of the Company and of the Selling Stockholders set forth in this Agreement or in any certificate furnished pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or (iii) acceptance of and payment for the Common Stock.

      Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters, in accordance with its terms.

                                    Very truly yours,

                                    CREDIT SUISSE FIRST BOSTON CORPORATION
                                    in its capacity as a Selling Stockholder


                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                    GOLDMAN, SACHS & CO.
                                    in its capacity as a Selling Stockholder


                                    By:
                                        -------------------------------------
                                        (Goldman, Sachs & Co.)





                                    AT&T WIRELESS SERVICES, INC.



                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:










                                               (acceptances appear on next page)



                     [Signature page to Underwriting Agreement]

The foregoing Agreement is hereby
      confirmed and accepted as of the date
      first above written.

Acting severally on behalf of themselves and the Underwriters named herein

CREDIT SUISSE FIRST BOSTON CORPORATION


By:
   ---------------------------------------
   Name:
   Title:


GOLDMAN, SACHS & CO.


By:
   -----------------------------------------
   (Goldman, Sachs & Co.)






              [Signature page to Underwriting Agreement-continued]

                                                                      SCHEDULE I



                                                             Number of Shares of
Underwriter                                                         Common Stock
                                                                 To Be Purchased
Credit Suisse First Boston Corporation.................
Goldman, Sachs & Co. ..................................
ABN Amro Incorporated..................................


      Total:...........................................

                                                                     SCHEDULE II



                                                             Number of Shares of
Selling Stockholder                                                 Common Stock
                                                                      To Be Sold
Credit Suisse First Boston Corporation.................
Goldman, Sachs & Co. ..................................

      Total:...........................................